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                                                                    EXHIBIT 10.8

          LETTER OF AGREEMENT BETWEEN CYBERGOLD AND EARTHLINK NETWORK

CyberGold and EarthLink Network, Inc. agree to extend their partnership as follows:

PURCHASE INCENTIVE PROGRAM:
CyberGold will provide the mechanism for an EarthLink mall-wide and site-wide purchase incentive program. The program will reward EarthLink users for any purchase performed with an EarthLink Partner Merchant through the EarthLink site. The rewards will take the form of rebates paid by EarthLink to consumers in CyberGold currency, with the rewards deposited into users' online CyberGold accounts. EarthLink will determine the percentage of the rebates, which may change over time, and EarthLink will pay to CyberGold the rebate amounts, which CyberGold will in turn credit to the users' CyberGold accounts. In addition to paying the rebate sums, EarthLink will pay CyberGold a transaction-processing fee of $[***]* for each incentive rebate transaction processed through this program. Further, EarthLink will pay CyberGold a one-time non-recurring engineering and setup fee of $[***]* upon executing this agreement. All other billing associated with this program will be done monthly, with net 30 payment terms.

ADDITIONAL PROGRAMS AND CONSIDERATIONS:
Revenue Sharing: If EarthLink introduces CyberGold to a merchant, and that merchant, as a result of EarthLink's introduction, chooses to run an incentive promotion program with CyberGold off of the EarthLink site (e.g. at the CyberGold site or at partner sites), then CyberGold will pay to EarthLink [***]*% of the transaction fee revenue generated by that merchant's CyberGold incentive programs during the term of this agreement.

If at some future time EarthLink Partner Merchants offer users CyberGold incentive rewards on the EarthLink site for which the Partner Merchants pay, EarthLink and CyberGold will share the transaction fees generated by those reward transactions as follows. In cases where EarthLink originally acquired the merchant and brought the merchant to the EarthLink-CyberGold partnership, EarthLink will earn [***]*% of the transaction fee and CyberGold will earn [***]*% of the transaction fee, with a minimum fee to CyberGold of $[***]*. In cases where CyberGold originally acquired the merchant and brought the merchant to the EarthLink-CyberGold partnership, CyberGold will earn [***]*% of the transaction fee and EarthLink will earn [***]*% of the transaction fee, with a minimum fee to CyberGold of $[***]*. At present we do not know what such fees will be, since at present EarthLink will be paying the entire consumer reward.

Sprint Promotions: CyberGold and EarthLink will run co-promotions using CyberGold incentive rewards to drive adoption of Sprint Long Distance, Sprint PCS, and Sprint/EarthLink ISP services. These promotions will run at the EarthLink site, at the CyberGold site, and broadly at other Internet Partner sites and on banners throughout the Internet. The specific reward amounts, fee structures, and terms of these promotions have yet to be determined.

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* Confidential Treatment Requested. Confidential portion
  has been filed with the Securities and Exchange Commission.
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Micropayments: CyberGold will develop a micropayment-billing product that requires minimal action by EarthLink I.S. resources to implement. CyberGold will aggregate microbillings on the CyberGold server and ship data to EarthLink regularly, at periods to be determined. EarthLink will add these aggregated microbillings to the monthly credit card billings that EarthLink already makes to each of its ISP customers. Once this micropayment billing system is operational, EarthLink will assist CyberGold with promoting it to EarthLink Partner Merchants. EarthLink's participation is contingent upon a technical feasibility evaluation by EarthLink's MIS staff.

[***]*


Partnership: CyberGold will become an EarthLink Platinum Partner. Fees for this status are still to be determined.


PR Activities: EarthLink and CyberGold will issue joint Press Releases and engage in other joint PR activities to promote the purchase rebate program, and other programs they undertake together in the future.

Term:

This agreement is valid for one year and is renewable by EarthLink in the event CyberGold earns net revenues of $[***]* or greater from all sources relating to the promotions contemplated herein.


Agreed:

/s/ HOWARD LEFKOWITZ                    /s/ NAT GOLDHABER
------------------------------------    ---------------------------------------
    Howard Lefkowitz                        Nat Goldhaber
    VF Business Development                 CEO
    EarthLink Network, Inc.                 CyberGold

    Dated:  8/7/98                          Dated: 8/10/98
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* Confidential Treatment Requested. Confidential portion
  has been filed with the Securities and Exchange Commission.